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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

____________________

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

___________________

     505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)
______________________________

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On November 17, 2008, CIT Group Inc. (“CIT”) announced that it is commencing exchange offers for certain of its outstanding notes and all of its outstanding equity units related to its outstanding mandatory convertible senior notes to increase its regulatory capital in connection with its application to become a bank holding company. The exchange offers are the primary part of CIT’s plans to raise approximately $1.4 billion of regulatory capital to support its application to become a bank holding company. In addition to the exchange offers, CIT intends to raise the remaining amount of required capital through a public or private offering of capital stock that would qualify as Tier 1 regulatory capital. CIT anticipates that this capital raising plan, in combination with as much as $2.5 billion of Tier 1 capital it has applied for through the U.S. Treasury's TARP Capital Purchase Program, would provide sufficient capital to exceed the applicable regulatory requirements including the “well capitalized” requirement applicable to a financial holding company.

Exchange Offer for Equity Units

     CIT is commencing an offer to exchange its outstanding equity units, stated amount $25 per unit (the “equity units”), which are comprised of (i) a purchase contract obligating the holder to purchase from CIT shares of CIT’s common stock, par value $0.01 per share (the “common stock”) and (ii) a 1/40 or 2.5% undivided beneficial interest in a $1,000 aggregate principal amount 7.50% senior note due November 15, 2015 (the “old senior notes”) for $4.00 (plus accrued but unpaid interest) and 0.7147 shares of CIT common stock (the “offer consideration”) per equity unit, upon the terms and subject to the conditions set forth in its Offer to Exchange dated November 17, 2008 (the “offer to exchange”) and the related letter of transmittal (the “Convertible Debt Exchange”). The current outstanding principal amount of the old senior notes is $690 million. The Convertible Debt Exchange is not subject to proration.

     The Convertible Debt Exchange and withdrawal rights will expire at 11:59 p.m., New York City time, on December 15, 2008, unless extended by CIT (as such date may be extended, the “expiration date”). Validly tendered equity units may be withdrawn at any time prior to the expiration date by submitting a notice of withdrawal to the Exchange Agent, in accordance with the procedures described in the offer to exchange and in the letter of transmittal. In addition, if CIT has not accepted equity units for exchange by January 15, 2009, holders may withdraw their previously tendered equity units at any time thereafter until such equity units are accepted for exchange. Once equity units are accepted for exchange, they cannot be withdrawn.

     The Convertible Debt Exchange is not subject to a minimum condition and is not conditioned upon the completion of the Notes Offer described below.

     Questions about the Convertible Debt Exchange offer should be directed to D.F. King & Co., Inc., the exchange agent and information agent for the offers, at (800) 758-5880 (U.S. toll-free) or (212) 269-5550 (collect). Holders of equity units who desire a copy of the offer to exchange or other related documents should contact D.F. King & Co., Inc. at the above numbers.

Exchange Offer for Notes

     CIT is commencing an offer to exchange up to $1,500,000,000 of its outstanding notes (the “old notes”) specified in the table below for up to $350,000,000 in cash and up to $1,000,000,000 of newly-issued 12% Subordinated Notes due 2018 (the “new notes”), upon the terms and subject to the conditions set forth in the Confidential Offering Memorandum dated November 17, 2008 (the “notes offering memorandum”), and the related letter of transmittal (the “Notes Offer”). Under the terms of the Notes Offer, eligible holders participating in the Notes Offer may elect to receive either (i) new notes or (ii) a combination of new notes and cash. The new notes will be unsecured senior subordinated obligations of CIT. The Notes Offer will be subject to proration.

Outstanding
	Principal	Interest	Maturity
CUSIP/ISIN	Amount	Rate	Date

125581CT3 / US125581CT31	$500,000,000	5.400%	February 13, 2012

125577AZ9 / US125577AZ98	$2,000,000,000	7.625%	November 30, 2012

125581AX6 / US125581AX60	$500,000,000	5.400%	March 7, 2013

125581AH1 / US125581AH11	$750,000,000	5.000%	February 13, 2014

125581AK4 / US125581AK40	$750,000,000	5.125%	September 30, 2014

125581AR9 / US125581AR92	$750,000,000	5.000%	February 1, 2015

125581AW8 / US125581AW87	$750,000,000	5.400%	January 30, 2016

125581CS5 / US125581CS57	$500,000,000	5.850%	September 15, 2016

125577AY2 / US125577AY24	$750,000,000	5.650%	February 13, 2017

12560PFP1/ US12560PFP18	$500,000,000	5.800%	October 1, 2036(1)

125581AY4 / US125581AY44	$500,000,000	6.000%	April 1, 2036

(1) This series of old notes is subject to a put on October 1, 2018.

     Holders who validly tender their old notes prior to 5:00 p.m., New York City time, on December 1, 2008 (unless extended by CIT with respect to any or all series of old notes) (the “early delivery time”) and who do not validly withdraw their tenders, will be paid $50 in principal amount of new notes for each $1,000 principal amount of old notes tendered.

     The Notes Offer will expire at 11:59 p.m., New York City time, on December 15, 2008 (unless extended by CIT). Tendered old notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on December 1, 2008 (unless extended by CIT), but not thereafter.

     The new notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws and, unless so registered, the new notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the new notes are being offered and issued only (i) in the United States to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States to non-U.S. persons (as defined in Regulation S under the Securities Act) who are “non-U.S. qualified offerees” within the meaning of Article 2.1(e) of the Prospectus Directive as adopted within each relevant member state of the European Economic Area, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act.

     CIT will enter into a registration rights agreement in connection with the Notes Offer, pursuant to which, under certain circumstances, it will agree to file an exchange offer registration statement or a shelf registration statement with respect to the new notes.

     The Notes Offer is conditioned upon the satisfaction or waiver of certain conditions including the approval by the Board of Governors of the Federal Reserve System of CIT’s application to become a bank holding company and a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended, and the commitment to purchase by the U.S. Department of the Treasury of CIT senior perpetual preferred stock pursuant to the Capital Purchase Program created under the Emergency Economic Stabilization Act of 2008. The Notes Offer is not conditioned upon the completion of the Convertible Debt Exchange described above.

     CIT cannot assure that it will obtain Federal Reserve approval to become a bank holding company or a financial holding company or that any of the investments or transactions described above, including the exchange offers, will be completed, and if completed, whether they will achieve a sufficient amount of capital to satisfy the applicable capital adequacy requirements or will otherwise be successful.

     Documents relating to the Notes Offer will only be distributed to noteholders who complete and return a letter of eligibility confirming that they are within the category of eligible holders for the private offer. Questions about the Notes Offer should be directed to D.F. King & Co., Inc., the exchange agent and information agent for the offers, at (800) 758-5880 (U.S. toll-free) or (212) 269-5550 (collect). Holders of old notes who desire a copy of the offer to exchange or other related documents should contact D.F. King & Co., Inc. at the above numbers.

     A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

      (d)       Exhibits.

Exhibit
No.                        Description of Exhibit

99.1         Press release dated November 17, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2008
CIT GROUP INC.

By: /s/ Glenn Votek____________________________
Name: Glenn Votek
Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit
No.                    Description of Exhibit

99.1        Press release dated November 17, 2008.